Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "RESOURCE SERVICES INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 2006, AT 5:07 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4228235 8100

080392028

AUTHENTICATION: 6499014

DATE: 04-03-08

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:23 PM 09/29/2006
FILED 05:07 PM 09/29/2006
SRV 060901705 - 4228235 FILE

CERTIFICATE OF INCORPORATION
OF
RESOURCE SERVICES INC.

FIRST: The name of the corporation is **RESOURCE SERVICES INC.**

SECOND: Its registered office in the State of Delaware is to be located at **3500 South DuPont Highway** in the City of **Dover**, County of **Kent.** The Registered Agent in charge at such address is **Delaware Incorporating Services Ltd.**

THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The Corporation shall be authorized to issue **1,500 (Fifteen hundred)** Shares at **NO** par value.

FIFTH: The name and address of the incorporator is:

Delaware Incorporating Services Ltd.
3500 South DuPont Highway
Dover, DE 19901

SIXTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty or loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, have hereunto set my hand this 29th day of September, 2006.

Delaware Incorporating Services Ltd.

Name: **Terri L. Fowler**
Title: Assistant Secretary